ACCO Brands Announces $100 Million Share Repurchase Authorization

LAKE ZURICH, Ill., Aug. 21, 2014 /PRNewswire/ -- ACCO Brands Corporation (NYSE: ACCO), a world leader in branded school and office products, today announced that its board of directors approved the repurchase of up to $100 million in shares of its common stock.

"Today's announcement illustrates our confidence in the long-term cash flow of the company and our commitment to increasing shareholder value," said Boris Elisman, president and chief executive officer of ACCO Brands Corporation. "We expect to execute this $100 million authorization while continuing to pay down debt, make long term investments in our business and pursue strategic opportunities that may arise."

As of June 30, 2014, the Company had outstanding approximately 114.2 million shares of common stock, and its balance of cash and cash equivalents was approximately $92.3 million. The number of shares to be purchased and the timing of purchases will be based on ACCO Brands' stock price, leverage ratios, cash balances, general business and market conditions, and other factors, including alternative investment opportunities and working capital needs. ACCO Brands may repurchase its shares, from time to time, through a variety of methods, including open-market purchases, privately negotiated transactions and block trades or pursuant to repurchase plans designed to comply with the Rule 10b5-1 of the Securities Exchange Act of 1934. In connection with the share repurchase authorization, ACCO Brands has entered into a written trading plan under Rule 10b5-1 for the purchase of a portion of the common stock authorized for repurchase. Stock repurchases will be subject to market conditions, SEC regulations and other considerations and may be commenced or suspended at any time or from time to time, without prior notice.  Accordingly, there is no guarantee as to the number of shares that will be repurchased or the timing of such repurchases. ACCO Brands may enter into additional Rule 10b5-1 repurchase plans, but does not intend to issue any further press releases regarding the entry into such plans. ACCO Brands expects to have sufficient liquidity to support this initiative.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded school, office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the timing, amount and effect of future stock repurchases, as well as our intention to continue to pay down debt and invest in our business, and are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. There are a number of important factors that could cause the results of our share repurchase program to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of our common stock, the nature of other investment opportunities presented to us, our levels of cash flows and cash availability, and compliance with the financial and other covenants associated with our debt.  Our intention to continue to pay down debt and invest in our business is based on certain assumptions which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding changes in the macro environment, fluctuations in foreign currency rates, changes in the competitive landscape and consumer behavior and the effect of consolidation in the office products industry, as well as other factors described below.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company's securities. Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of large and sophisticated customers, and the impact of the loss or bankruptcy of a major customer or a substantial reduction in business from a major customer due to their loss of market share or otherwise; the consolidation of our customers, including the merger of Office Depot and OfficeMax in late 2013; challenges related to the highly competitive business segments in which we operate, including, without limitation, decisions made by our major customers to expand the sourcing of their own private label products or otherwise change product assortments, decisions by our competitors to take advantage of low entry barriers to expand their production or lower prices, and decisions made by end-users of our products to purchase lower-priced, substitute or alternative products; our ability to anticipate the changing needs of our customers and end-users in a market where many of our product categories are affected by continuous improvements in technology and shortened product life cycles and others are experiencing secular declines; our ability to meet the competitive challenges faced by our Computer Products business which is characterized by rapid change, including changes in technology, short product life cycles and a dependency on the introduction by third party manufacturers of new equipment to drive demand for the accessories it sells; commercial and consumer spending decisions during periods of economic uncertainty or weakness; our ability to realize the sales synergies, growth opportunities and other potential benefits of the acquisition of the Mead Consumer and Office Products business; our ability to successfully expand our business in new, developing and emerging markets and sales channels which could create exposure to unstable political conditions, civil unrest or economic uncertainty; any material failure, inadequacy or interruption in our information technology systems; our failure to remediate the material weakness in our information technology general controls; regulatory requirements, litigation, regulatory actions or other legal proceedings; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; risks associated with our substantial indebtedness, including our limitations imposed by restrictive covenants and our ability to comply with financial ratios and tests; risks associated with seasonality, and foreign currency, interest rate and raw material and labor cost fluctuations; the impact of pension costs; any impairment of our goodwill or other intangible assets; our ability to secure, protect and maintain our intellectual property rights; our ability to retain key employees; and other risks and uncertainties described in "Part I, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and in other reports we file with the SEC.

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CONTACT: Rich Nelson, Media Relations, (847) 796-4059 or Jennifer Rice, Investor Relations, (847) 796-4320